Exhibit 2.1

merger of Telecom Italia Media into Telecom Italia Company Merger Statement of Assets and Liabilities as of December 31 2014

Telecom Italia S.p.A.

STATEMENTS OF FINANCIAL POSITION TELECOM ITALIA S.P.A.

Assets

(euros)		12/31/2014	12/31/2013

Non-current assets
Intangible assets
Goodwill		28,424,444,756	28,424,444,756
Intangible assets with a finite useful life		4,014,627,650	4,420,271,125
		32,439,072,406	32,844,715,881
Tangible assets
Property, plant and equipment owned		9,268,463,987	9,307,611,715
Assets held under finance leases		842,004,585	918,618,205
		10,110,468,572	10,226,229,920
Other non-current assets
Investments		9,242,735,472	9,329,158,150
Non-current financial assets		1,923,956,210	1,370,711,030
Miscellaneous receivables and other non-current assets		1,012,505,731	1,133,627,025
Deferred tax assets		727,500,482	560,261,032
		12,906,697,895	12,393,757,237
Total Non-current assets	(a)	55,456,238,873	55,464,703,038
Current assets
Inventories		111,391,175	153,927,253
Trade and miscellaneous receivables and other current assets		3,492,161,713	3,475,146,878
Current income tax receivables		79,158,719	100,651,338
Current financial assets
Securities other than investments, financial receivables and other current financial assets		1,104,546,055	2,008,960,591
Cash and cash equivalents		1,305,350,185	1,283,725,640
		2,409,896,240	3,292,686,231
Current assets sub-total		6,092,607,847	7,022,411,700
Discontinued operations/Non-current assets held for sale		1,202	1,202
Total Current assets	(b)	6,092,609,049	7,022,412,902
Total Assets	(a+b)	61,548,847,922	62,487,115,940

Equity and Liabilities

(euros)		12/31/2014	12/31/2013

Equity
Share capital issued		10,723,391,862	10,693,740,302
less: Treasury shares		(20,719,608)	(20,719,608)
Share capital		10,702,672,254	10,673,020,694
Paid-in capital		1,725,009,329	1,703,983,677
Legal reserve		2,137,749,211	2,137,749,211
Other reserves
Revaluation reserve pursuant to Law 413/91		−	1,128,827
Reserve for remeasurements of employee defined benefit plans (IAS 19)		(77,779,956)	129,439,139
Other		1,382,369,703	2,433,845,934
Total Other reserves		1,304,589,747	2,564,413,900
Retained earnings (accumulated losses), including profit (loss) for the year		636,281,666	(499,374,035)
Total Equity	(c)	16,506,302,207	16,579,793,447
Non-current liabilities
Non-current financial liabilities		30,010,250,903	29,153,302,592
Employee benefits		910,416,936	762,090,511
Deferred tax liabilities		2,094,473	2,117,983
Provisions		483,414,878	469,201,439
Miscellaneous payables and other non-current liabilities		358,824,078	412,034,407
Total Non-current liabilities	(d)	31,765,001,268	30,798,746,932
Current liabilities
Current financial liabilities		7,746,580,714	8,882,026,900
Trade and miscellaneous payables and other current liabilities		5,530,945,021	6,226,265,563
Current income tax payables		18,712	283,098
Current liabilities sub-total		13,277,544,447	15,108,575,561
Liabilities directly associated with Discontinued operations/Non-current assets held for sale		−	−
Total Current Liabilities	(e)	13,277,544,447	15,108,575,561
Total Liabilities	(f=d+e)	45,042,545,715	45,907,322,493
Total Equity and liabilities	(c+f)	61,548,847,922	62,487,115,940

SEPARATE INCOME STATEMENTS TELECOM ITALIA S.P.A

	Year 2014	Year 2013
(euros)

Revenues	14,153,377,674	15,304,164,320
Other income	273,976,447	256,066,837
Total operating revenues and other income	14,427,354,121	15,560,231,157
Acquisition of goods and services	(5,093,686,725)	(5,433,650,932)
Employee benefits expenses	(2,276,877,885)	(2,250,654,520)
Other operating expenses	(531,860,350)	(624,050,558)
Change in inventories	(42,536,078)	41,709,772
Internally generated assets	256,175,572	243,281,832
Operating profit before depreciation and amortization, capital gains (losses) and impairment reversals (losses) on non-current assets (EBITDA)	6,738,568,655	7,536,866,751
of which: impact of non-recurring items	(8,693,000)	(100,317,000)
Depreciation and amortization	(3,189,885,664)	(3,469,428,580)
Gains (losses) on disposals of non-current assets	30,869,196	(1,816,574)
Impairment reversals (losses) on non-current assets	−	(2,187,208,901)
Operating profit (loss) (EBIT)	3,579,552,187	1,878,412,696
of which: impact of non-recurring items	29,021,000	(2,287,317,000)
Income (expenses) from investments	(120,014,559)	(72,609,648)
Finance income	2,434,797,620	2,458,006,112
Finance expenses	(4,595,248,199)	(4,445,482,863)
Profit (loss) before tax from continuing operations	1,299,087,049	(181,673,703)
of which: impact of non-recurring items	29,012,000	(2,286,547,000)
Income tax expense	(669,673,254)	(846,611,074)
Profit (loss) from continuing operations	629,413,795	(1,028,284,777)
of which: impact of non-recurring items	29,012,000	(2,282,505,000)
Profit (loss) from Discontinued operations/Non-current assets held for sale	6,867,871	−
Profit (loss) for the year	636,281,666	(1,028,284,777)
of which: impact of non-recurring items	18,408,000	(2,282,505,000)

STATEMENTS OF COMPREHENSIVE INCOME TELECOM ITALIA S.P.A

Note 13

		Year 2014	Year 2013
(euros)

Profit (loss) for the year	(a)	636,281,666	(1,028,284,777)
Other components of the Statements of Comprehensive Income
Other components that will not be reclassified subsequently to Separate Income Statements
Remeasurements of employee defined benefit plans (IAS 19):
Actuarial gains (losses)		(186,028,304)	(19,264,751)
Income tax effect		51,157,783	5,297,807
		(134,870,520)	(13,966,945)
Total other components that will not be reclassified subsequently to Separate Income Statements	(b)	(134,870,520)	(13,966,945)
Other components that will be reclassified subsequently to Separate Income Statements
Available-for-sale financial assets
Profit (loss) from fair value adjustments		66,712,046	(26,327,916)
Loss (profit) transferred to the Separate Income Statements
Income tax effect		(18,136,070)	8,349,493
	(c)	48,575,976	(17,978,423)
Hedging instruments:
Profit (loss) from fair value adjustments		(489,125,959)	174,937,469
Loss (profit) transferred to the Separate Income Statements		(233,951,000)	325,878,000
Income tax effect		198,846,164	(137,724,254)
	(d)	(524,230,795)	363,091,215
Total other components that will be reclassified subsequently to Separate Income Statements	(e = c+d)	(475,654,819)	345,112,792
Total other components of the Statement of Comprehensive Income	(f= b+e)	(610,525,340)	331,145,847
Total comprehensive income (loss) for the year	(a+f)	25,756,326	(697,138,930)

STATEMENTS OF CHANGES IN EQUITY TELECOM ITALIA S.P.A.

Changes in Equity from January 1 to December 31, 2013

(euros)	Share capital	Paid-in capital	Reserve for available-for-sale financial assets	Reserve for cash flow hedges	Reserve for remeasurements of employee defined benefit plans (IAS 19)	Other reserves and retained earnings (accumulated losses), including profit (loss) for the year	Total Equity

Balance at December 31, 2012	10,672,908,411	1,703,973,470	43,192,102	(1,015,496,762)	143,406,083	6,180,819,834	17,728,803,138
Changes in equity during the year:
Dividends approved						(454,397,171)	(454,397,171)
Total comprehensive income (loss) for the year			(17,978,423)	363,091,215	(13,966,945)	(1,028,284,777)	(697,138,930)
Grant of equity instruments	112,283	10,208				819,614	942,105
Other changes				-		1,584,305	1,584,305
Balance at December 31, 2013	10,673,020,694	1,703,983,677	25,213,679	(652,405,547)	129,439,138	4,700,541,806	16,579,793,447

Changes in Equity from January 1 to December 31, 2014 - Note 13

(euros)	Share capital	Paid-in capital	Reserve for available-for-sale financial assets	Reserve for cash flow hedges	Reserve for remeasurements of employee defined benefit plans (IAS 19)	Other reserves and retained earnings (accumulated losses), including profit (loss) for the year	Total Equity

Balance at December 31, 2013	10,673,020,694	1,703,983,677	25,213,679	(652,405,547)	129,439,138	4,700,541,806	16,579,793,447
Changes in equity during the year:
Dividends approved						(165,718,318)	(165,718,318)
Total comprehensive income (loss) for the year			48,575,976	(524,230,795)	(134,870,520)	636,281,666	25,756,327
Grant of equity instruments	29,651,559	21,025,651				12,566,646	63,243,856
Other changes					(72,348,574)	75,575,469	3,226,895
Balance at December 31, 2014	10,702,672,253	1,725,009,328	73,789,655	(1,176,636,342)	(77,779,956)	5,259,247,269	16,506,302,207

STATEMENTS OF CASH FLOWS TELECOM ITALIA S.P.A.

		Year 2014	Year 2013
(thousands of euros)

Cash flows from operating activities:
Profit (loss) from continuing operations		629,414	(1,028,285)
Adjustments for:
Depreciation and amortization		3,189,886	3,469,429
Impairment losses (reversals) on non-current assets (including investments)		132,640	2,371,223
Net change in deferred tax assets and liabilities		64,605	139,640
Losses (gains) realized on disposals of non-current assets (including investments)		(30,860)	1,046
Change in provisions for employee benefits		(48,221)	(32,801)
Change in inventories		42,535	(35,148)
Change in trade receivables and net amounts due from customers on construction contracts		(103,157)	768,515
Change in trade payables		(111,944)	(387,607)
Net change in current income tax receivables/payables		332,387	(52,741)
Net change in miscellaneous receivables/payables and other assets/liabilities		(396,167)	(666,003)
Cash flows from (used in) operating activities	(a)	3,701,118	4,547,268
Cash flows from investing activities:
Purchase of intangible assets on an accrual basis		(970,916)	(1,235,256)
Purchase of tangible assets on an accrual basis		(1,722,211)	(1,680,072)
Total purchase of intangible and tangible assets on an accrual basis (*)		(2,693,127)	(2,915,328)
Change in amounts due to fixed asset suppliers		(359,856)	(81,718)
Total purchase of intangible and tangible assets on a cash basis		(3,052,983)	(2,997,046)
Acquisitions/disposals of control of subsidiaries or other businesses, net of cash acquired/disposed of		(563)	5,188
Acquisitions/disposals of other investments		(43,085)	(174,277)
Change in financial receivables and other financial assets		336,515	(107,699)
Proceeds from sale/repayment of intangible, tangible and other non-current assets		86,393	18,373
Cash flows from (used in) investing activities	(b)	(2,673,723)	(3,255,461)
Cash flows from financing activities
Change in current financial liabilities and other		2,295,341	(193,959)
Proceeds from non-current financial liabilities (including current portion)		4,411,118	2,440,472
Repayments of non-current financial liabilities (including current portion)		(7,518,551)	(3,025,091)
Share capital proceeds/reimbursements (°)		9,062	122
Dividends paid		(165,700)	(453,894)
Cash flows from (used in) financing activities	(c)	(968,730)	(1,232,350)
Cash flows from (used in) Discontinued operations/Non-current assets held for sale	(d)	6,868	−
Aggregate cash flows	(e=a+b+c+d)	65,533	59,457
Net cash and cash equivalents at beginning of the year	(f)	970,511	911,054
Net cash and cash equivalents at end of the year	(g=e+f)	1,036,044	970,511

(°)
The amount relates to the issuance of ordinary shares under the 2014 Broad-Based Share Ownership Plan, subscribed by the employees of the companies of the Telecom Italia Group and – solely for portions subscribed by bank transfer or loan – by the employees of Telecom Italia S.p.A., which, for the latter, therefore does not include the effects of the employee severance indemnity advances, totaling 36,224 thousand euros, granted to allow them to subscribe to the Plan.

Additional Cash Flow Information

	Year 2014	Year 2013
(thousands of euros)

Income taxes (paid) received	(352,346)	(759,349)
Interest expense paid	(4,928,448)	(4,419,159)
Interest income received	3,230,174	2,708,489
Dividends received	12,030	104,270

Analysis of Net Cash and Cash Equivalents

	Year 2014	Year 2013
(thousands of euros)

Net cash and cash equivalents at beginning of the year:
Cash and cash equivalents	1,283,726	2,146,166
Bank overdrafts repayable on demand	(313,215)	(1,235,112)
	970,511	911,054
Net cash and cash equivalents at end of the year:
Cash and cash equivalents	1,305,350	1,283,726
Bank overdrafts repayable on demand	(269,306)	(313,215)
	1,036,044	970,511

Telecom Italia Media S.p.A.

SEPARATE INCOME STATEMENT

(in euro)	Year	of which with	Year	of which with
	2014	related parties	2013	related parties

Revenues	535,000	535,000	680,000	680,000
Other income	1,369,688	840,000	3,194,488	1,539,000
Total operating revenues and other income	1,904,688		3,874,488

Acquisition of goods and services	(4,591,531)	(1,617,000)	(5,239,618)	(911,000)
Employee benefits expenses	(3,607,102)	(397,000)	(3,787,374)	(521,000)
Other operating expenses	(417,438)	-	(600,133)	-
Changes in inventories	-		-
Internally generated assets	-		-
OPERATING RESULT BEFORE DEPRECIATION AND
AMORTIZATION (EBITDA)	(6,711,383)		(5,752,637)

Depreciation and amortization	(14,595)		(17,603)
Gains /(Losses) realized on disposals of non-current assets	-		-
Reversals /(Impairment losses) on non-current assets	-		-
OPERATING INCOME (LOSS) (EBIT)	(6,725,978)		(5,770,240)

Other income /(expense) from investments	4,811,403		10,936,430
Finance income	2,343,066	2,343,000	4,168,194	3,438,000
Finance expense	(8,467,928)	(8,455,000)	(6,603,481)	(6,580,000)
PROFIT (LOSS) BEFORE TAX FROM CONTINUING
OPERATIONS	(8,039,437)		2,730,903

Income tax expense	3,268,442	-	2,341,904	-
PROFIT (LOSS) FROM CONTINUING OPERATIONS	(4,770,995)		5,072,807
Profit (loss) from discontinued operations/Non-current assets held
for sale	-		(155,575,471)
PROFIT (LOSS) FOR THE YEAR	(4,770,995)		(150,502,664)

STATEMENTS OF COMPREHENSIVE INCOME

Profit (loss) for the year	(4,770,995)	(150,502,664)
Other components of the statement of comprehensi ve
income, which are not to be reclassified subsequently in the separate income statement
° Available-for-sale financial assets:
° Profit (loss) from adjustment to fair value	(102,636)	(223,265)
° Profit/(loss) transferred to separate income statement	28,225	61,398
Sub-total	(74,411)	(161,867)
Total profit (loss) for the year	(4,845,406)	(150,664,531)

Statement of Changes in equity from January 1 to December 31, 2014

(in euro)	Share capital	Share premium account	Exchange gains from conversion of foreign operations	Reserves for redetermination of defined benefits retirement plans (IAS 19) (*)	Retained earnings (accumulated losses), including profit (loss) for the year	Total Equity

Balance at December 31, 2013	212,188,324			669,188	(197,317,898)	15,539,614
Change in Equity for 2014
Authorized dividends
Total profit (loss) for the year					(4,770,995)	(4,770,995)
Capital increases
Conversion of bonds
Treasury shares
Exercise of instruments representing equity (share options)					2,907	2,907
Elimination of the financial payable to Telecom
Italia S.p.A.
Other movements	(196,286,000)			(743,599)	196,955,188	(74,411)
Balance at December 31, 2014	15,902,324			(74,411)	(5,130,798)	10,697,115

Statement of Changes in equity from January 1 to December 31, 2013

(in euro)	Share capital	Share premium account	Exchange gains from conversion of foreign operations	Reserves for redetermination of defined benefits retirement plans (IAS 19) (*)	Retained earnings (accumulated losses), including profit (loss) for the year	Total Equity
Balance at December 31, 2012	212,188,324	22,026,207		845,412	(178,855,799)	56,204,144
Change in Equity for 2013
Authorized dividends
Total profit (loss) for the year					(150,502,664)	(150,502,664)
Capital increases
Conversion of bonds
Treasury shares
Exercise of instruments representing equity (share options)
Elimination of the financial payable to Telecom
Italia S.p.A.					110,000,000	110,000,000
Other movements		(22,026,207)		(176,224)	22,040,565	(161,866)
Balance at December 31, 2013	212,188,324			669,188	(197,317,898)	15,539,614

Cash Flow Statements

(in thousands of euro)	Year 2014	Year 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Profit (loss) for the year	(4,771)	5,072
Adjustments for:	-
Depreciation and amortization	15	18
Impairment losses/reversals of non-current assets (including investments)	322	74
Net change in deferred tax assets and liabilities	268	1,351
Gains/losses realized on disposals of non-current assets (including investments)	-	-
Share of losses/gains of associates accounted for using the equity method	-	-
Change in employee benefits expenses	(86)	(329)
Changes in inventories	-	-
Change in trade receivables and in net receivables for contract works	(418)	1,163
Change in trade payables	(359)	(843)
Net change in income tax receivables/payables	27	95
Net change in miscellaneous receivables/payables and other assets/liabilities	12,155	(8,206)
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES (A)	7,153	(1,605)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets on an accrual basis		-
Purchase of tangible assets on an accrual basis	(6)	(82)
Total acquisitions of intangible and tangible assets on an accrual basis (2)	(6)	(82)
Change in trade payables relating to investing activities	-	(5)
Total purchase of intangible and tangible assets on a cash basis	(6)	(87)
Acquisition of subsidiaries and businesses, net of cash acquired	-	(9,600)
Acquisition of other investments	-	-
Change in financial receivables and other financial assets	3,870	187
Proceeds from sale of subsidiaries, net of cash disposed of	-	(146,221)
Proceeds from sale/repayment of tangible, intangible and other non-current assets	-	-
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES (B)	3,864	(155,721)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in current financial liabilities and other liabilities	(52)	141,914
Proceeds from non-current financial liabilities (including current portion)	-
Repayments of non-current financial liabilities (including current portion)	-
Other changes in non-current financial liabilities	(100,105)	91
Increases/reductions of share capital and other changes in equity	-	110,000
Amount paid for instruments representing equity
Dividends paid (2)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES (C)	(100,157)	252,005

CASH FLOWS FROM (USED IN) DISCONTINUED OPERATIONS/NON -CURRENT ASSETS HELD
FOR SALE (D)		-

AGGREGATE CASH FLOWS (E=A+B+C+D)	(89,140)	94,679

NET CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR (F)	(10,117)	(104,796)

Net foreign exchange differences on net cash and cash equivalents (G)	-	-

NET CASH AND CASH EQUIVALENTS AT END OF THE YEAR (H=E+F+G)	(99,257)	(10,117)

Additional cash flow information

(in thousands of euro)	Year 2014	Year 2013

Income tax expense (paid)/received	21,564	95
Interest expense	(8,321)	(4,097)
Interest income	2,335	4,106
Dividends received	5,133	11,010

BREAKDOWN OF NET CASH AND CASH EQUIVALENTS:
	Year 2014	Year 2013
(in thousands of euro)

NET CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR:
Cash and cash equivalents - from continuing operations	8,109	55,387
Bank overdraft repayable on demand - from continuing operations	(18,226)	(160,183)
	(10,117)	(104,796)
NET CASH AND CASH EQUIVALENTS AT END OF THE YEAR:
Cash and cash equivalents - from continuing operations	12,358	8,109
Bank overdraft repayable on demand - from continuing operations	(111,615)	(18,226)
	(99,257)	(10,117)

STATEMENT OF FINANCIAL POSITION

ASSETS

(in euro)	12/31/2014	of which with related parties	12/31/2013	of which with related parties
NON-CURRENT ASSETS
Intangible assets:
Goodwill	6,295,000		6,295,000
Intangible assets with finite useful lives	-		-
	6,295,000		6,295,000
Tangible assets:
Property, plant and equipment owned	62,992		72,084
Assets held under finance leases
	62,992		72,084
Other non-current assets
Investments	193,033,373		173,641,146
Non-current financial assets	54,288		90,905
Miscellaneous receivables and other non-current	20,120,760	8,721,000	18,455,515	4,055,000
Deferred tax assets	1,354,807		1,594,896
	214,563,228		193,782,462
TOTAL NON -CURRENT ASSETS (A)	220,921,220		200,149,546
CURRENT ASSETS
Inventories	-		-
Trade and miscellaneous receivables and other
current assets	4,211,487	3,456,000	21,790,011	21,343,000
Current income tax receivables			26,608
Current financial assets
Securities other than investments, financial
receivables and other current financial
assets	46,481,122	46,446,000	70,026,856	70,000,000
Cash and cash equivalents	12,357,669	12,352,000	8,109,263	8,103,000
TOTAL CURRENT ASSETS (B)	63,050,278		99,952,738
TOTAL ASSETS (A+B)	283,971,498		300,102,284

EQUITY AND LIABILITIES

(in euro)	12/31/2014	of which with related parties	12/31/2013	of which with related parties
EQUITY
Share capital	15,902,324		212,188,324
- Share premium account	-		-
- Other reserves and retained earnings
(accumulated losses), including profit /(loss)
for the year	(5,205,209)		(196,648,710)
TOTAL EQUITY (A)	10,697,115		15,539,614
NON-CURRENT LIABILITIES
Non-current financial liabilities	143	-	2,338	-
Employee benefits	385,290		356,307
Deferred tax liabilities
Provisions
Miscellaneous payables and other non-current
liabilities	11,400,089	11,400,000	14,400,089	14,400,000
TOTAL NON-CURRENT LIABILITIES (B)	11,785,522		14,758,734
CURRENT LIABILITIES
Current financial liabilities	253,496,941	253,497,000	260,262,758	260,261,000
Trade and miscellaneous payables and other
current liabilities	7,991,920	1,061,000	9,541,178	1,813,000
Current income tax payables	-		-
TOTAL CURRENT LIABILITIES (C)	261,488,861		269,803,936
TOTAL LIABILITIES (D=B+C)	273,274,383		284,562,670
TOTAL EQUITY AND LIABILITIES (A+D)	283,971,498		300,102,284